Exhibit 23(b) — Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-84632) pertaining to the Universal Forest Products, Inc. Employees’ Profit Sharing and 401(k) Retirement Plan of our report dated June 11, 2008, with respect to the financial statements of the Universal Forest Products, Inc. Employees’ Profit Sharing and 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Grand Rapids, Michigan
June 17, 2009